Effective as of October 1, 2008


THE TURNER FUNDS

         RE:  AMENDED AND RESTATED CUSTODIAN SERVICES FEES

Dear Sir/Madam:

         This amended and restated letter, effective as of October 1, 2008, constitutes the agreement with respect to compensation to be paid to PFPC Trust Company ("PFPC Trust") under the terms of a Custodian Services Agreement dated July 15, 2002 (as amended from time to time) (the "Agreement") between PFPC Trust and The Turner Funds (the "Fund") for services provided on behalf of the Fund's portfolios as listed on Exhibit A thereto (each a "Portfolio"). This amended and restated letter supercedes all previous letters with respect to the custodian services fees set forth herein. Pursuant to Paragraph 12 of the Agreement, and in consideration of the services to be provided to the Fund's Portfolios, the Fund will pay PFPC Trust certain fees and compensate PFPC Trust for its out-of-pocket and other charges as follows:

ASSET BASED FEES FOR U.S. SECURITIES:

         The following fee will be calculated daily based upon the Portfolios' total gross assets and payable monthly:

         .0025% of the Portfolios' total gross assets.

TRANSACTION CHARGES FOR U.S. SECURITIES:

         A transaction includes buys, sells, calls, puts, maturities, free deliveries, free receipts, exercised or expired options, opened or closed short sales and the movement for each piece of underlying collateral for a repurchase agreement, etc.

         DTC/Fed book entry                 $ 5.00
         Paydowns                           $ 4.00
         Physical certificate               $20.00
         Options contract                   $30.00
         Futures margin variation           $10.00
         Short sale                         $15.00
         Trade revision/cancellation        $15.00
         Manual transactions                $30.00

FEES AND TRANSACTION CHARGES FOR NON-U.S. SECURITIES:

         Fees and expenses relating to foreign custody, including without limitation market specific asset based fees and transaction fees, are attached hereto as Schedule A. The fees and expenses set forth in Schedule A are in addition to the other fees and expenses set forth in this letter and may be changed by PFPC Trust upon notice to the Fund.

OUT-OF-POCKET AND OTHER CHARGES:

         PFPC Trust's out-of-pocket and other charges, include, but are not limited to, overnight express charges, data transmissions, telecommunications, reproduction, deconversion costs, segregated account and feeder charges ($100 per account), international proxy services related to meetings/notifications and voting, tax processing and filing fees, special taxes, SWIFT charges, the Fund's portion of the cost of independent compliance reviews and all other miscellaneous fees incurred on behalf of the Fund.

LIMITATION OF LIABILITY:

         PFPC Trust hereby expressly agrees that the obligations pursuant to the Agreement of a particular Portfolio and of the Fund with respect to that Portfolio shall be limited solely to the assets of that Portfolio, and PFPC Trust shall not seek satisfaction of any such obligation from any other Portfolio, the shareholders of any Portfolio, the Trustees, officers, employees or agents of the Fund, or any of them.

MISCELLANEOUS:

         With respect to any daily net overdrawn cash balances for a Portfolio, a monthly charge shall be payable by the Portfolio based on 125% of the average federal funds rate for that month.

         PFPC Trust will sweep any net excess cash balances of a Portfolio daily into an investment vehicle or other instrument designated in writing by the Fund, so long as the vehicle or instrument is acceptable to PFPC Trust. Such investment vehicle or instrument may be offered by an affiliate of PFPC Trust or by a PFPC Trust client and PFPC Trust may receive compensation therefrom. PFPC Trust will credit the Portfolio with such sweep earnings on a monthly basis (less .25% of assets swept as a service fee to PFPC Trust).

         PFPC Trust shall be entitled to deduct its fees and charges from the applicable Portfolio's account monthly when due, provided that PFPC Trust shall promptly account for such fees and charges to the Fund. Adjustments to such fees and charges (if any) will be made in the next monthly payment period.

         The fee for the period from the day of the year this fee letter is entered into until the end of that year shall be prorated according to the proportion which such period bears to the full annual period.

         If the foregoing accurately sets forth our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

                                       Very truly yours,

                                       PFPC TRUST COMPANY

                                       By:    /s/ EDWARD A. SMITH III
                                              ----------------------------------
                                       Name:  Edward A. Smith III

                                       Title: Vice President and Senior Director

Agreed and Accepted:

THE TURNER FUNDS

By:    /s/ BRIAN F. MCNALLY
       --------------------------
Name:  Brian F. McNally

Title: Vice President, Secretary and Chief Compliance Officer

                                   SCHEDULE A

                                                  ASSET-BASED FEE ON
                                                  AVERAGE GROSS ASSETS FOR NON     TRANSACTION CHARGES FOR NON
                                                  U.S. SECURITIES                  U.S. SECURITIES
                                                  (BASIS POINTS)                   (USD)
------------------------------------------------- -------------------------------- --------------------------------
Argentina                                         20                               55
------------------------------------------------- -------------------------------- --------------------------------
Australia                                         2.5                              45
------------------------------------------------- -------------------------------- --------------------------------
Austria                                           3                                45
------------------------------------------------- -------------------------------- --------------------------------
Bahrain                                           35                               110
------------------------------------------------- -------------------------------- --------------------------------
Bangladesh                                        45                               115
------------------------------------------------- -------------------------------- --------------------------------
Belgium                                           3                                45
------------------------------------------------- -------------------------------- --------------------------------
Bermuda                                           45                               90
------------------------------------------------- -------------------------------- --------------------------------
Bosnia                                            50                               160
------------------------------------------------- -------------------------------- --------------------------------
Botswana                                          45                               115
------------------------------------------------- -------------------------------- --------------------------------
Brazil - includes local administration            20                               55
------------------------------------------------- -------------------------------- --------------------------------
Bulgaria                                          40                               115
------------------------------------------------- -------------------------------- --------------------------------
Canada                                            2                                20
------------------------------------------------- -------------------------------- --------------------------------
Chile - not including local admin.                20                               70
------------------------------------------------- -------------------------------- --------------------------------
China                                             20                               80
------------------------------------------------- -------------------------------- --------------------------------
Colombia - not including local admin.             30                               100
------------------------------------------------- -------------------------------- --------------------------------
Costa Rica                                        45                               80
------------------------------------------------- -------------------------------- --------------------------------
Croatia                                           30                               80
------------------------------------------------- -------------------------------- --------------------------------
Cyprus                                            6                                25
------------------------------------------------- -------------------------------- --------------------------------
Czech Republic                                    45                               90
------------------------------------------------- -------------------------------- --------------------------------
Denmark                                           2.5                              45
------------------------------------------------- -------------------------------- --------------------------------
Dubai                                             40                               150
------------------------------------------------- -------------------------------- --------------------------------
Ecuador                                           40                               100
------------------------------------------------- -------------------------------- --------------------------------
Egypt                                             40                               100
------------------------------------------------- -------------------------------- --------------------------------
Estonia                                           35                               50
------------------------------------------------- -------------------------------- --------------------------------
Euroclear/Cedel                                   2                                20
------------------------------------------------- -------------------------------- --------------------------------
Finland                                           3                                45
------------------------------------------------- -------------------------------- --------------------------------
France                                            2                                30
------------------------------------------------- -------------------------------- --------------------------------
Germany                                           2                                30
------------------------------------------------- -------------------------------- --------------------------------
Ghana                                             50                               125
------------------------------------------------- -------------------------------- --------------------------------
Greece                                            20                               55
------------------------------------------------- -------------------------------- --------------------------------
Hong Kong                                         4                                50
------------------------------------------------- -------------------------------- --------------------------------
Hungary                                           30                               80
------------------------------------------------- -------------------------------- --------------------------------

                                                  ASSET-BASED FEE ON
                                                  AVERAGE GROSS ASSETS FOR NON     TRANSACTION CHARGES FOR NON
                                                  U.S. SECURITIES                  U.S. SECURITIES
                                                  (BASIS POINTS)                   (USD)
------------------------------------------------- -------------------------------- --------------------------------
Iceland                                           4                                20
------------------------------------------------- -------------------------------- --------------------------------
India                                             30                               85
------------------------------------------------- -------------------------------- --------------------------------
Indonesia                                         15                               60
------------------------------------------------- -------------------------------- --------------------------------
Ireland                                           2                                30
------------------------------------------------- -------------------------------- --------------------------------
Israel                                            15                               45
------------------------------------------------- -------------------------------- --------------------------------
Italy                                             2.5                              35
------------------------------------------------- -------------------------------- --------------------------------
Japan                                             2.5                              30
------------------------------------------------- -------------------------------- --------------------------------
Jordan                                            40                               100
------------------------------------------------- -------------------------------- --------------------------------
Kazakhstan                                        45                               160
------------------------------------------------- -------------------------------- --------------------------------
Kenya                                             45                               125
------------------------------------------------- -------------------------------- --------------------------------
Korea                                             12.5                             55
------------------------------------------------- -------------------------------- --------------------------------
Latvia                                            45                               45
------------------------------------------------- -------------------------------- --------------------------------
Lebanon                                           45                               170
------------------------------------------------- -------------------------------- --------------------------------
Lithuania                                         25                               40
------------------------------------------------- -------------------------------- --------------------------------
Malaysia                                          10                               55
------------------------------------------------- -------------------------------- --------------------------------
Malta                                             25                               80
------------------------------------------------- -------------------------------- --------------------------------
Mauritius                                         40                               115
------------------------------------------------- -------------------------------- --------------------------------
Mexico                                            5                                30
------------------------------------------------- -------------------------------- --------------------------------
Morocco                                           40                               85
------------------------------------------------- -------------------------------- --------------------------------
Namibia                                           65                               185
------------------------------------------------- -------------------------------- --------------------------------
Netherlands                                       2.5                              30
------------------------------------------------- -------------------------------- --------------------------------
New Zealand                                       3                                45
------------------------------------------------- -------------------------------- --------------------------------
Nigeria                                           45                               125
------------------------------------------------- -------------------------------- --------------------------------
Norway                                            3                                40
------------------------------------------------- -------------------------------- --------------------------------
Oman                                              45                               160
------------------------------------------------- -------------------------------- --------------------------------
Pakistan                                          30                               80
------------------------------------------------- -------------------------------- --------------------------------
Palestine                                         40                               135
------------------------------------------------- -------------------------------- --------------------------------
Peru                                              40                               85
------------------------------------------------- -------------------------------- --------------------------------
Philippines                                       12                               55
------------------------------------------------- -------------------------------- --------------------------------
Poland                                            30                               50
------------------------------------------------- -------------------------------- --------------------------------
Portugal                                          10                               50
------------------------------------------------- -------------------------------- --------------------------------
Quatar                                            40                               125
------------------------------------------------- -------------------------------- --------------------------------
Romania                                           40                               80
------------------------------------------------- -------------------------------- --------------------------------
Russia (Min Fin Bds only)                         45                               70
------------------------------------------------- -------------------------------- --------------------------------
Russian Equities                                  50                               70
------------------------------------------------- -------------------------------- --------------------------------
Saudi Arabia                                      45                               150
------------------------------------------------- -------------------------------- --------------------------------

                                                  ASSET-BASED FEE ON
                                                  AVERAGE GROSS ASSETS FOR NON     TRANSACTION CHARGES FOR NON
                                                  U.S. SECURITIES                  U.S. SECURITIES
                                                  (BASIS POINTS)                   (USD)
------------------------------------------------- -------------------------------- --------------------------------
Serbia                                            50                               155
------------------------------------------------- -------------------------------- --------------------------------
Singapore                                         5                                60
------------------------------------------------- -------------------------------- --------------------------------
Slovakia                                          30                               85
------------------------------------------------- -------------------------------- --------------------------------
Slovenia                                          40                               90
------------------------------------------------- -------------------------------- --------------------------------
South Africa                                      4                                35
------------------------------------------------- -------------------------------- --------------------------------
Spain                                             5                                50
------------------------------------------------- -------------------------------- --------------------------------
Sri Lanka                                         25                               70
------------------------------------------------- -------------------------------- --------------------------------
Sweden                                            3                                40
------------------------------------------------- -------------------------------- --------------------------------
Switzerland                                       2.5                              35
------------------------------------------------- -------------------------------- --------------------------------
Taiwan                                            20                               80
------------------------------------------------- -------------------------------- --------------------------------
Thailand                                          10                               50
------------------------------------------------- -------------------------------- --------------------------------
Tunisia                                           50                               40
------------------------------------------------- -------------------------------- --------------------------------
Turkey                                            20                               50
------------------------------------------------- -------------------------------- --------------------------------
United Kingdom                                    2                                20
------------------------------------------------- -------------------------------- --------------------------------
Uruguay                                           30                               80
------------------------------------------------- -------------------------------- --------------------------------
Venezuela                                         40                               100
------------------------------------------------- -------------------------------- --------------------------------
Vietnam                                           30                               75
------------------------------------------------- -------------------------------- --------------------------------
Zambia                                            75                               225
------------------------------------------------- -------------------------------- --------------------------------
Zimbabwe                                          45                               125
------------------------------------------------- -------------------------------- --------------------------------